Exhibit 21.01
SUBSIDIARIES OF CHOICE HOTELS INTERNATIONAL, INC.

Choice Hotels International, Inc., a Delaware corporation, had the domestic and international subsidiaries shown below as of December 31, 2022. Certain U.S. subsidiaries are not named because they were not significant in the aggregate. Choice Hotels International, Inc. has no parent.

Name of Subsidiary	Jurisdiction of Organization

AF Holding Subsidiary Corporation	Delaware

Bloomington CIS, LP	Delaware

CAM Bloomington 2021 LLC	Delaware

CH 32 W. Randolph LLC	Delaware

CH Avion Burbank LLC	Delaware

CH Brighton Denver LLC	Delaware

CH Broad Street LLC	Delaware

CH FW Rosedale LLC	Delaware

CH Lady Street Columbia LLC	Delaware

CH Portland Park LLC	Delaware

Choice Hospitality (India) Pvt. Ltd.	India

Choice Hotels (Barbados) 1, SRL	Barbados

Choice Hotels (Barbados) 2, SRL	Barbados

Choice Hotels Asia-Pac Pty. Ltd.	Australia

Choice Hotels Canada, Inc.	Canada

Choice Hotels de Mexico de R.L. de C.V.	Mexico

Choice Hotels France S.A.S.	France

Choice Hotels Franchise GmbH	Germany

Choice Hotels Insurance Agency, LLC	Maryland

Choice Hotels International Licensing ULC	Canada

Choice Hotels International Services Corp.	Delaware

Choice Hotels Licensing B.V.	Netherlands

Choice International Hospitality Services, Inc.	Delaware

Choice Privileges Loyalty Services, LLC	Delaware

CIS MOA Management, LLC	Maryland

CS 433 Mason LLC	Delaware

CS at Ninth LLC	Delaware

CS Centre Ave, Pittsburgh LLC	Delaware

CS HPB, LLC	Delaware

CS White Plains LLC	Delaware

CS WO LLC	Delaware

Country Hospitality Worldwide, Inc.	Minnesota

FBC-CHI Hotels, LLC	Delaware

FC 632 TCHOUP LLC	Delaware

FC EL Segundo LLC	Delaware

LIBOR Management LLC	Minnesota

Park Hospitality LLC	Delaware

Quality Hotels Limited	United Kingdom

Radisson Blu MOA, LLC	Delaware

Radisson Blu MOA Management, LLC	Delaware

Radisson Central Reservations Corporation	Minnesota

Radisson Chicago Aqua Management, LLC	Maryland

Radisson Hospitality, Inc.	Minnesota

Radisson Hotels Canada, Inc.	Canada

Radisson Hotels Internation, Inc.	Delaware

Radisson Hotels Management Corporation	New Jersey

Radisson Procurement, Inc.	Minnesota

RB Sandy Management, LLC	Maryland

RD LaCrosse Management, LLC	Maryland

RR MPLS Management, LLC	Maryland

RR MPLS DT, LLC	Delaware

RR Nashville Management, LLC	Maryland

RR Plano Management, LLC	Maryland